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                          SECURITIES AND EXCHANGE COMMISSION

                               WASHINGTON, D.C.  20549

                    _____________________________________________

                                       FORM 8-A

                  FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                       PURSUANT TO SECTION 12(b) OR (g) OF THE
                           SECURITIES EXCHANGE ACT OF 1934


                                   DOUBLECLICK INC.
                (Exact Name of Registrant as Specified in Its Charter)


       Delaware                                    13-3870996
(State of Incorporation                         (I.R.S. Employer
   or Organization)                            Identification No.)


                            41 Madison Avenue, 32nd Floor
                               New York, New York 10010
                       (Address of Principal Executive Offices)

                       SECURITIES TO BE REGISTERED PURSUANT TO
                               SECTION 12(b) OF THE ACT

Title of Each Class                          Name of Each Exchange on Which
to be Registered                             Each Class is to be Registered

     N/A                                          N/A

                       SECURITIES TO BE REGISTERED PURSUANT TO
                               SECTION 12(g) OF THE ACT


Title of Each Class
to be Registered

Common Stock, $0.001 par value


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Item 1.   Description of Registrant's Securities to be Registered.

          The description of the Common Stock, $0.001 par value, of the Registrant under the caption "Description of Securities" contained in the Registrant's Registration Statement on Form S-1 (the "Form S-1"), as filed with the Securities and Exchange Commission on December 16, 1997, SEC File No. 333-42323, as amended from time to time, is hereby incorporated by reference.

Item 2.   Exhibits.

Exhibit
No.       Description
-------   -----------
1.1 Specimen certificate for shares of the Registrant's Common Stock, $0.001 par value, incorporated by reference to Exhibit 4.1 of the Form S-1.

2.1 Certificate of Incorporation of the Registrant, incorporated by reference to Exhibit 3.1 of the Form S-1.

2.2 Form of Amended and Restated Certificate of Incorporation of the Registrant, incorporated by reference to Exhibit 3.3 of the Form S-1.

2.3 By-Laws of the Registrant, incorporated by reference to Exhibit 3.4 of the Form S-1.

2.4 Form of Amended and Restated By-Laws of the Registrant, incorporated by reference to Exhibit 3.5 of the Form S-1.

2.5 Stockholders Agreement, dated as of June 4, 1997, incorporated by reference to Exhibit 10.4 of the Form S-1.




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                                      SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                   DOUBLECLICK INC.
                                   (Registrant)



Dated:  January 30, 1998           By:  /s/ Kevin J. O'Connor
                                        ----------------------------------
                                        Kevin J. O'Connor, Chief Executive
                                        Officer